Exhibit 10.1

SECOND AMENDMENT TO

STANDBY REAL ESTATE PURCHASE, DESIGNATION AND LEASE PROGRAM

THIS SECOND AMENDMENT TO STANDBY REAL ESTATE PURCHASE, DESIGNATION AND LEASE PROGRAM (this “Amendment”) is made and entered into effective as of the 28th day of March, 2023, by and between, on the one hand, GPM Portfolio Owner LLC, a Delaware limited liability company (“Portfolio Owner”) and Oak Street Real Estate Capital Fund VI OP, LP, a Delaware limited partnership (“Fund VI”), and, on the other hand, GPM Investments, LLC, a Delaware limited liability company (“Seller” and together with Portfolio Owner and Fund VI, the “Parties”).

RECITALS

WHEREAS, Portfolio Owner and Seller entered into that certain Standby Real Estate Purchase, Designation and Lease Program with an Effective Date of May 3, 2021, as amended by that certain First Amendment to Standby Real Estate Purchase, Designation and Lease Program with an Effective Date of April 7, 2022 (as amended, the “Agreement”), for the purchase of real properties operating as convenience stores and gas stations; and

WHEREAS, Portfolio Owner and Seller have agreed to amend the Agreement as set forth herein and for Fund VI to be added as a party thereto.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.
Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.
2.
Defined Terms. Except as specified to the contrary in this Amendment, all defined terms in this Amendment have the same meaning set forth in the Agreement.
3.
Joinder. Fund VI is hereby added as a party to the Agreement. Notwithstanding anything in the Agreement, as amended, to the contrary, the term “Purchaser” is hereby defined to mean Portfolio Owner, Fund VI, or an applicable affiliate of Portfolio Owner or Fund VI.
4.
Guaranty. The parties hereby agree that the guaranty provided by Oak Street Real Estate Capital Net Lease Property Fund, LP in the section of the Agreement entitled “JOINDER BY THE FUND” only guarantees the obligations of Portfolio Owner under the Agreement and does not guarantee the obligations of Fund VI.
5.
Term; Exclusivity. Paragraph A of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

A. Term; Exclusivity. During the period commencing on the date first set forth above (the “Effective Date”) and terminating on the date that is two (2) years after the Effective

Date (the “Exclusivity Period”), other than with respect to the existing transactions specifically set forth on Schedule 2, Seller shall not sell or designate any Property pursuant to a sale-leaseback (or similar leasing) transaction, without first offering such Property to Seller in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, the Exclusivity Period shall terminate prior to the date that is two (2) years after the Effective Date if, and at such time as, Purchase Agreements (as defined below) for SLB Properties and Designation Agreements (as defined below) for Assigned Properties that have been executed during the second year of the Exclusivity Period, have, in the aggregate, purchase prices equal to or greater than One Billion One Hundred Fifty Million and No/100 Dollars ($1,150,000,000.00); provided, however, that solely in connection with an Assigned Trigger Notice delivered with respect to potential Assigned Properties relating to Seller’s proposed acquisition of TravelCenters of America, Inc. (collectively, the “TA Assigned Properties”) (i) the One Billion One Hundred Fifty Million and No/100 Dollars ($1,150,000,000.00) hereinabove referenced shall be increased by an additional One Billion Two Hundred Fifty Million and No/100 Dollars (1,250,000.00) in order to accommodate the purchase by Seller of such TA Assigned Properties, subject in all respects to the other terms and provisions of this Agreement, and (ii) the Exclusivity Period shall expire on September 30, 2023; provided, further, that the purchase price for which Purchaser may acquire each such TA Assigned Property shall be as set forth on Schedule 3 hereto.

Schedule 3 is hereby attached to this Amendment. For the avoidance of doubt, the parties agree that this Amendment makes no change to the definition of the term Effective Date.

6.
Conflict. If there is a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall control.
7.
Ratification. Except as herein expressly amended, each and every other term of the Agreement shall remain unchanged and in full force and effect without modification, and Purchaser and Seller hereby ratify and affirm the same.
8.
Counterparts. This Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same document. This Amendment may be executed by facsimile or other electronic signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date set forth above.

PURCHASER:

GPM Portfolio Owner LLC,

a Delaware limited liability company

By: /s/ Michael Reiter

Name: Michael Reiter

Title: Authorized Representative

OAK STREET REAL ESTATE CAPITAL FUND VI OP, LP

By: Oak Street Real Estate Capital GP VI, LLC, its general partner

By: /s/ Michael Reiter

Name: Michael Reiter

Title: Authorized Representative

ACKNOWLEDGED AND AGREED:

OAK STREET REAL ESTATE CAPITAL NET LEASE PROPERTY FUND, LP

By: Oak Street Real Estate Capital Net Lease Property Fund GP, LLC, its general partner

By: /s/ Michael Reiter

Name: Michael Reiter

Title: Authorized Representative

Signature Page to Second Amendment to Standby Real Estate Purchase, Designation and Lease Program

SELLER:

GPM Investments, LLC,
a Delaware limited liability company

By: /s/ Arie Kotler

Name: Arie Kotler

Title: CEO

By: /s/ Eyal Nuchamovitz

Name: Eyal Nuchamovitz

Title: EVP

Signature Page to Second Amendment to Standby Real Estate Purchase, Designation and Lease Program